                                                         Exhibit 10.11

               [LETTERHEAD OF PETRIE PARKMAN & CO. APPEARS HERE]



                               December 15, 1995




Sheffield Exploration Company, Inc.
1801 Broadway, Suite 600
Denver, CO 80202

Attn: J. Samuel Butler
      President and Chief Executive Officer

Gentlemen:

      This letter confirms our understanding that Sheffield Exploration Company, Inc. (the "Company") has engaged Petrie Parkman & Co., Inc. ("Petrie Parkman") as financial advisor to render financial advisory and investment banking services to the Company in connection with a possible transaction involving the Company and TransMontaigne Oil Company ("TMOCO") which transaction is presently expected to take the form of a merger or similar transaction between the Company and TMOCO (a "Transaction").

     In connection with serving in our role of financial advisor to the Company, Petrie Parkman will be available to:

1.   assist the Company in developing the Company's valuation of TMOCO;

2. assist the Company in developing and presenting, if appropriate, the Company's valuation of the Company;

3. assist the Company by developing its own view of reference values for the Company and TMOCO;

4. assist the Company in developing an initial offering price and the structure of an offer, if appropriate,

5.   assist the Company in developing the Company's negotiating strategy;

6. assist the Company in considering and evaluating alternate transaction structures;

7. assist the Company in pursuing negotiations with TMOCO, including the signing of a definitive agreement;

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8.   assist the Company in its due diligence on TMOCO and the due diligence by
     TMOCO on the Company;

9. assist the Company in preparing presentations for the Company's Board of Directors concerning the Transaction;

10. assist the Company in preparing presentations for analysts and shareholders;

11. provide other advisory services that may be requested by the Company in connection with this assignment.

     In consideration for our role as financial advisor, the Company agrees to compensate Petrie Parkman as follows:

          (a) A financial advisory fee of $50,000 which shall be payable upon the execution of a merger agreement or other definitive documentation of a Transaction, plus

          (b) An additional financial advisory fee of $50,000 payable upon the closing of a Transaction, plus

          (c) If, during the twelve-month period from the date of termination of this engagement, the Company has entered into a letter of intent or a definitive agreement or is engaged in substantive negotiations which lead to a Transaction which is consummated within six months following the end of such 12-month period, the Company agrees to pay Petrie Parkman, at closing, a transaction fee consisting of 30,000 fully-registered shares of the common stock of the Company.

          (d) If a Transaction does not occur and, at any time hereafter, the Company receives any payment from TMOCO as a result of the termination or cancellation of the Company's efforts to effect a Transaction, the Company shall pay Petrie Parkman a participation fee in an amount equal to 10% of such payment.

     The Company also agrees to reimburse Petrie Parkman for its out-of-pocket expenses, including fees and expenses of counsel.

     Since Petrie Parkman will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Petrie Parkman have entered into a separate letter agreement, dated the date hereof, providing for the indemnification by the Company of Petrie Parkman and certain related entities.

     It is understood that our services may be terminated with or without cause by us or by you upon notice to the other party at any time and without liability or continuing obligation to us or to you (except for any compensation earned and expenses incurred by us up to the date of

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termination).  Notwithstanding the foregoing, the indemnity provisions of this agreement shall remain operative regardless of any such termination.

     If the foregoing is in accordance with your understanding, I would appreciate your signing and returning to us the enclosed duplicate of this letter.

     We sincerely look forward to working with you on this assignment.


                                            Very truly yours,

                                            PETRIE PARKMAN & CO., INC.

                                            By [Signature Appears Here]
                                              --------------------------

AGREED TO AND ACCEPTED

SHEFFIELD EXPLORATION COMPANY, INC.

By [Signature Appears Here]
  ----------------------------

                               December 15, 1995

Petrie Parkman & Co., Inc.
6350 Texas Commerce Tower
Houston, Texas 77002

Gentlemen:

     In connection with your engagement to advise and assist us pursuant to the engagement letter dated the date hereof, Sheffield Exploration Company, Inc. (the "Company") hereby agrees to indemnify and hold harmless Petrie Parkman & Co., Inc. ("Petrie Parkman") and its affiliates, the respective directors, officers, partners, agents and employees of Petrie Parkman and its affiliates and each other person, if any, controlling Petrie Parkman or any of its affiliates, to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including fees and disbursements of counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken by an indemnified person with our consent or in conformity with our actions or omissions or (B) are otherwise related to or arise out of Petrie Parkman's activities on our behalf under Petrie Parkman's engagement, and we will reimburse Petrie Parkman and any other person indemnified hereunder for all expenses (including fees and disbursements of counsel) as they are incurred by Petrie Parkman or such other indemnified person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Petrie Parkman or any other indemnified person is a party. We will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted primarily from the bad faith or gross negligence of the person seeking indemnification hereunder. We also agree that neither Petrie Parkman, or any of its affiliates, nor any director, officer, partner, agent or employee of Petrie Parkman or any of its affiliates, nor any person controlling Petrie Parkman or any of its affiliates, shall have any liability to us for or in connection with such engagement except for such liability for losses, claims, damages, liabilities or expenses incurred by us which is finally judicially determined to have resulted primarily from Petrie Parkman's bad faith or gross negligence. We also agree that we will not, without the prior written consent of Petrie Parkman, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Petrie Parkman or any other indemnified person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Petrie Parkman and each other indemnified person hereunder from all liability arising out of such claim, action, suit or proceeding. The foregoing agreement shall be in addition to any rights that Petrie Parkman or any other indemnified person may have at common law or otherwise, including, but not limited to, any right to contribution. We hereby consent to personal jurisdiction and service and venue in any court in which any claim which is subject to this agreement is brought against Petrie Parkman or any other indemnified person.
     It is understood that, in connection with Petrie
Parkman's above-mentioned engagement. Petrie Parkman may also be engaged to act for us in one or more additional capacities, and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the original engagement, any such additional engagement and any modification of the original engagement or such additional engagement and shall remain in full force and effect following the completion or termination of Petrie Parkman's engagement(s).
     We further understand that if Petrie Parkman is asked to act for us in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

                                            Very truly yours,
                                            SHEFFIELD EXPLORATION COMPANY, INC.
                                            By: [Signature Appears Here]
                                               --------------------------------

Agreed to and Accepted:
PETRIE PARKMAN & CO., INC.
By: [Signature Appears Here]
   --------------------------------

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               [LETTERHEAD OF PETRIE PARKMAN & CO. APPEARS HERE]

                                March 21, 1996


Sheffield Exploration Company, Inc.
1801 Broadway, Suite 600
Denver, CO 80202

Attn: J. Samuel Butler
      President and Chief Executive Officer

Dear Gentlemen:

The purpose of this letter is to amend that certain letter agreement between Sheffield Exploration Company, Inc. (the "Company") and Petrie Parkman & Co. ("Petrie Parkman") dated December 15, 1995 (the "Letter Agreement").

Item (c) on the second page of the Letter Agreement is hereby deleted in its entirety and replaced with the following:

(c) "If, during the twelve-month period from the date of this engagement, the Company has entered into a letter of intent or a definitive agreement or is engaged in substantive negotiations which lead to a Transaction which is consummated during, or within six months following the end of, such 12-month period, the Company agrees to pay Petrie Parkman, at closing, a transaction fee consisting of 30,000 fully-registered shares of the common stock of the Company."

Except as modified above, the Letter agreement shall remain in full force and effect as originally executed.

                                             Very Truly Yours,

                                             PETRIE PARKMAN & CO., INC.

                                             By /s/ Signature Appears Here
                                                --------------------------

AGREED TO AND ACCEPTED:

SHEFFIELD EXPLORATION, INC.

By /s/ Signature Appears Here
   --------------------------